Exhibit 10.2

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

RESEARCH COLLABORATION and FUNDING AGREEMENT

This Research Collaboration and Funding Agreement (this “Agreement”), is entered into by and between OnCore Biopharma, Inc., a Delaware corporation (“Company”), and the Baruch S. Blumberg Institute, a Pennsylvania not-for-profit company (“Institution”), as of October 29, 2014 (the “Effective Date”).

WHEREAS, Institution and its employees have expertise and experience in the research of hepatitis B virus (“HBV”) and liver cancer (collectively, the “Field”) including, but not limited to, drug discovery and assay development.

WHEREAS, Company founders and employees have expertise discovering, developing and commercializing therapies for liver and viral diseases.

WHEREAS, Company and Institution believe that the technologies researched and/or discovered by Institution may have the potential to be utilized or further developed toward the goal of achieving curative therapies for HBV and liver cancer.

WHEREAS, each of Institution and Company would like Institution to conduct certain research in the Field in collaboration with the Company (the “Collaboration”) and with Company’s funding and each of Institution and Company believe that a funding arrangement between them would serve their respective interests in a mutually beneficial way.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Company and Institution hereby agree to be legally bound as follows:

1.	Performance of the Research.

1.1 Research Plan.  Institution and Company shall meet promptly after the Effective Date in order to jointly develop a comprehensive plan of the research to be conducted by the Institute, with funding provided by the Company, pursuant to this Agreement (the “Research Plan” and the research thereunder, the “Research”).  The Research Plan shall be agreed upon and executed by each party prior to the commencement of any Research.  Upon execution of each Research Plan, it shall become an integral part, and shall be governed by the terms, of this Agreement.  The Research Plan may be revised or amended upon the written agreement of the parties hereto.

1.2 The Research Plan shall contemplate one or more research projects (each a “Project”).  Each Project shall specify the personnel assigned, Research Milestones (as defined below) to be achieved, and a budget specific to the Project.  Each Project shall be documented (“Project Plan”) and shall be agreed upon and executed by the parties prior to the commencement of any Research under such Project.  Upon execution of each Project Plan, it shall become an integral part, and shall be governed by the terms, of this Agreement.  The Company shall have the on-going right to review each Project and Institution’s progress against the Research Milestones of the relevant Project Plan.  Company may, as a part of such review, propose modifications or alterations to such Project Plan no more often than once every [***], which modification or alteration shall be consented to by the Institution in writing before becoming effective, such consent not to be unreasonably withheld or delayed.  The parties acknowledge and agree that the data produced pursuant to the Research may be used in regulatory submissions to the FDA or other governmental or regulatory authorities.

1.3 Research Milestones.  Each Project Plan shall contain specific goals and objectives, which shall be reasonably designated by Company in consultation with Institution (“Research Milestones”).  Ongoing funding of a research project or program shall be dependent upon achievement of such Research Milestones, as specified in the Project Plan, and Institution or the Principal Investigator shall provide to Company regular reports detailing the progress of the Research again such Research Milestones.  Achievement of Research Milestones shall be determined in good faith by the Company.

1.4 Principal Investigator.  A “Principal Investigator” shall be designated in each Research Plan and shall be responsible for the administration and supervision of the Research.  Only members of the Principal Investigator’s lab, or other representatives of Institution or Company, may assist the Principal Investigator in conducting the Research (each, a “Lab Affiliate”).  Each Principal Investigator and Lab Affiliate shall be bound by the terms set forth in this Agreement, shall be an employee of the Institution or Company and shall have an agreement with Institution or Company (as the case may be) to assign his/her intellectual property rights to Institution or Company (as the case may be).  If the designated Principal Investigator becomes unable or unwilling to continue the Research for any reason, Institution shall propose a substitute Principal Investigator with comparable qualifications.  If the proposed candidate is not available or is not acceptable to Company, Company may propose a substitute Principal Investigator or reallocate funds to an alternate Research Plan by giving written notice thereof to Institution.

1.5 Compliance with Law.  Institution and Principal Investigators shall conduct the Research, or cause the same to be done, in accordance with all applicable laws, rules, regulations and guidelines (including good laboratory practices in accordance with 21 CFR Part 58) and the provisions of this Agreement (including the Research Plan), as well as Institution’s internal policies and procedures to the extent they do not conflict with the foregoing.  In particular, any animals used in the Research shall be handled, housed and, if applicable, disposed of in accordance with all applicable national, regional and local laws, rules, regulations and guidelines.

1.6 Facilities.  Institution shall cause Principal Investigators to perform the Research only at the facility(ies) identified in the Research Plan (the “Facility(ies)”).  Institution may not utilize any facility, other than the Facility(ies), for performing any portion of the Research without obtaining Company’s prior written consent, such consent not to be unreasonably withheld or delayed.  Institution shall maintain, or cause to be maintained, the Facility(ies), all personal property, equipment, machinery, excipients, materials, systems, intangibles, intellectual property and contract rights in use at the Facility(ies) free of defects, except for defects attributable to wear and tear consistent with the age and usage of such assets, and except for such defects as do not and will not, in the aggregate, materially impair the ability to use such assets in connection with the Research.

2.	Funding.

2.1 Budget.  Institution shall use its best efforts to comply with the budget set forth in each Research Plan.  In the event that the relevant Principal Investigator reasonably believes that additional funds will be required to reach the goals of a Research Plan, written notice shall be provided to the Company and the parties shall meet to discuss amending the Research Plan or its budget.  Company shall have final decision-making authority for any such amendment, which shall not be unreasonably withheld.

2.2 Funding and Payment.  Subject to the terms of this Agreement, Company shall provide funding under this Agreement in the amount of $1,000,000 per year for three years and a total of $3,000,000 over such period.  Company shall make the first $1,000,000 payment to Institute within ten (10) days of the Effective Date.  Beginning on the first anniversary of the Effective Date, Company shall make payments to Institution of $[***] within [***] after each [***] anniversary of the Effective Date.  As soon as practicable following an initial public offering of the Company’s equity securities in which Company raises at least $[***], Company shall place in escrow the amount of funding under this Section 2.2 that has not at such time already been provided to Institution.  Company and Institution shall enter into an escrow agreement prior to any such funds being placed in escrow.

2.3 Third Party Funding.

(a) Funding of Research.  Institution represents, warrants and covenants to Company that no third party has funded or will fund any part of the Research other than the United States government or an agency thereof (the “US Government”) or the Commonwealth of Pennsylvania.  In the event that the US Government has funded any portion of any research program that Company also funds pursuant to this Agreement, Institution agrees to promptly notify Company of this fact and provide additional details as reasonably requested by the Company.  Institution covenants and agrees, during the Term, not to seek US Government funding for any Research to be performed under this Agreement without the prior written consent of Company, such consent not to be unreasonably delayed or withheld.

(b) Exclusivity.  Institution covenants and agrees, during the Term, not to accept funding from any third party, other than the US Government or the Commonwealth of Pennsylvania, to conduct research within the scope of that which is funded by the Company under the then-current Research Plan or any Project Plan.  In the event Institution receives an offer from a third party, other than the US Government or the Commonwealth of Pennsylvania, to fund HBV research that is outside the scope of the then-current Research Plan or any Project Plan, Institution agrees to notify the Company of the research plan and funding amount of such offer and Company shall have the option of matching such offer and funding such research itself.  Company shall have [***] after receiving such notice to notify Institution of its election and, if Company declines to exercise its option or fails to notify Institution of its election, Institution shall be free to accept such offer from such third party.  Notwithstanding the foregoing, Institution may continue to conduct “fee-for-service” activities [***].  In addition, the Institution owns and operates a Natural Products Library (“NPL”) and sells compounds to numerous third parties; neither the sale of any of the compounds comprising the NPL nor any follow-up chemistry or other research activities related to the NPL compounds are governed by this provision.

3.	Records, Conferences and Reports.

3.1 Records.  Institution shall require the Principal Investigators and the Lab Affiliates to keep appropriate records of the Research, including laboratory notebooks, in accordance with Institution policies, sufficient to properly document the results of the Research and otherwise sufficient to determine identity and dates of inventorship of Inventions.  Institution shall make such records available to Company upon no less than two week’s notice during Institution’s normal business hours.

3.2 Conferences.  During the term of this Agreement, the Institution shall cause the Principal Investigators and the Lab Affiliates to meet with representatives of Company at the times and places outlined in the Research Plan (or at such other times and places as may be agreed among them) to discuss the progress and results of the Research, as well as the direction of the Research Plan and any suggested changes thereto.

3.3 Reports.  In addition to such conferences, Institution or Principal Investigators shall provide to Company (a) interim written reports no less than [***], (b) a draft final written report within [***] after completion (or earlier termination) of the Research and (c) a final written report within [***] after receipt of Company’s comments to the draft final report, which shall be given by Company not later than [***] after Company’s receipt of the draft final report (collectively, the “Reports”); if this schedule of reports differs from the final version of the Research Plan, the schedule listed in the Research Plan shall be followed.  During the performance of the Research, Institution shall also notify Company promptly if the Research reveals any unexpected result or any accident or harm occurs.  Company shall own all Reports and data compilations resulting from the Research.

4.	Confidentiality and Publications.

4.1 Company Confidential Information.  Institution warrants that it shall not reveal, publish or otherwise disclose Confidential Information (as defined below) to any third party without the prior written consent of Company as described in Section 4.4 below, however, Institution is permitted to disclose Confidential Information obtained under the terms of this Agreement to Principal Investigators and Lab Affiliates on a need-to-know basis related to the performance of its obligations under this Agreement and only if Principal Investigators and Lab Affiliates are informed by Institution of the confidential nature of such information and of the confidentiality undertakings of Institution contained herein and are bound by confidentiality obligations consistent with those set forth in this Section 4.1.  Institution shall require that Principal Investigators and any and all Lab Affiliates having a need-to-know observe these obligations of confidentiality.  These obligations of confidentiality and nondisclosure shall remain in effect after the termination or expiration of this Agreement.  “Confidential Information” means (a) the results of the Research and (b) any proprietary or confidential information, technical data, trade secrets or know-how, including research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to Institution, the Principal Investigators or any Lab Affiliate by or on behalf of Company, either directly or indirectly, whether in writing, orally or by drawings or inspection of documents or other tangible property; provided, that Confidential Information shall not include any of the foregoing items to the extent (i) they are or have become publicly known and made generally available through no wrongful act of Institution, any Principal Investigator or Lab Affiliate, or any other employee or agent of Institution, (ii) was known to Institution prior to disclosure by Company, as evidenced by pre-existing written records promptly provided to Company by Institution or (iii) was disclosed to Institution without an obligation of confidentiality by a third party having a lawful right to make such disclosure.

4.2 Third Party Information Held by Institution.  Institution shall not improperly use or disclose to Company or any of its directors, officers, employees or agents, any confidential information of any current or former client or other person or entity with whom Institution has an agreement or duty to keep such information confidential, and Institution shall not bring onto the premises of Company any such information in any medium unless consented to in writing by such client, person or entity.

4.3 Required Disclosure of Confidential Information.  If Institution is required by applicable law or court order to disclose Confidential Information, Institution shall, if permitted by law, give Company prompt written notice of such requirement such that Company shall have the opportunity to apply for a protective order, injunction or for confidential treatment of such Confidential Information.  Notwithstanding the forgoing, any information disclosed by Institution pursuant to applicable law or a court order shall remain Confidential Information hereunder, and may not be disclosed under any other circumstances unless and until the Confidential Information so disclosed becomes publicly known and generally available through no wrongful act of Institution.

4.4 Publications.  Before Institution, any Principal Investigator or Lab Affiliate shall be permitted to publish or present at symposia or professional meetings any information about the Research, Institution shall furnish to Company a copy of any proposed publication or presentation at least [***] in advance of the submission of such proposed publication or presentation.  At Company’s request, Institution will arrange for an additional delay in publication or presentation, not to exceed [***], to enable Company to arrange for filing of patent applications or other intellectual property protection.  If the publication or presentation would reveal trade secrets or other Confidential Information that is not patentable, the parties will cooperate to modify the disclosure as appropriate, taking into account the Institution’s interests in research collaboration and the Company’s commercial interests in the information.  Institution shall identify Company as a sponsor of the Research in any such publication.  It is understood by Institution that nothing in this Section 4.4 shall grant to Institution the right to publish any Confidential Information of Company, even if such information was furnished to Institution for purposes of the Research.

4.5 Unauthorized Disclosure.  Institution shall be responsible for any breach of this Article 4 by any Principal Investigator or Lab Affiliate.  Institution shall take reasonable steps to ensure that unauthorized persons do not gain access to Confidential Information.  Institution shall promptly notify Company of any unauthorized release of or access to Confidential Information.  For clarity, such notice shall not remedy any breach of this Agreement resulting from such unauthorized release or access.

5.	Inventions.

5.1 Inventions.  “Invention” means any idea, invention or discovery, whether or not patented or patentable, that is first conceived, discovered, developed or reduced to practice in the conduct of the activities conducted under this Agreement, including developments, discoveries, compositions, know-how, procedures, technical information, processes, methods, devices, formulae, protocols, techniques, designs, drawings, methodologies, and biological or chemical material.  Institution represents, warrants and covenants that, with respect to Institution Inventions (as defined below) and Institution’s interest in Joint Inventions (as defined below) (a) it owns and controls any Invention made by any Principal Investigators and Lab Affiliates or that otherwise arises from the activities conducted under this Agreement or that any Invention will become the sole property of Institution and (b) Institution has the sole right and authority to assign and grant the rights described below.

5.2 Ownership of Inventions.  Inventorship of Inventions will be determined in accordance with U.S. Patent Law.

(a)	All rights to Inventions made solely by employees of Institution shall belong solely to Institution (“Institution Inventions”).

(b)	All rights to Inventions made solely by employees of Company shall belong solely to Company (“Company Inventions”).

(c)	All rights to Inventions made jointly by employees of Institution and employees of Company shall belong jointly to Institution and Company (“Joint Inventions”).

5.3 Handling of Inventions.  Institution will promptly and fully disclose to Company any Inventions in which Institution has rights.  Company will hold such disclosure in confidence and will not disclose the information to any third party without the consent of Institution.  Institution shall have the right to file and prosecute patent applications covering Institution Inventions.  Company shall have the right to file and prosecute patent applications covering Company Inventions and Joint Inventions.  In the event Company fails to file and prosecute patent applications covering any Joint Invention or advises Institution in writing that it has no interest in a Joint Invention, Institution shall have the right to file and prosecute patent applications covering such Joint Invention and Company shall thereafter forfeit its rights to file and prosecute such patent applications.

6.	Right to License.

6.1
Right to License Inventions.  Institution hereby grants Company the sole and exclusive right to obtain an exclusive, royalty-bearing, worldwide and all-fields license under (a) Institution’s rights in any Institution Invention, and (b) Institution’s undivided interest in any Joint Invention.  Institution shall notify Company in writing promptly after the conception of any Institution Invention or Joint Invention.

6.2
Invention Election Period.  Company will advise the Institution in writing within [***] after Institution notifies Company of the existence of any Invention described in Section 6.1 above, together with any supporting data Company may reasonably request [***], whether or not it wishes to license such Invention (“Invention Election Period”); provided that, in Company’s reasonable determination, there is enough data and information concerning such Invention available to enable Company to make a decision whether or not it wishes to license such Invention and, if not, the Invention Election Period shall be reasonably extended to enable Company to make such decision.

6.3
Invention Negotiation Period.  Company will have [***] from the date of a decision to license any Invention described in Section 5.1 above to conclude a license agreement with Institution (“Invention Negotiation Period”); provided that, at all times during the Invention Negotiation Period, Institution responds in a timely fashion and, if not, the Invention Negotiation Period shall be reasonably extended to accommodate any delays.

6.4
License Terms.  Any license agreement negotiated pursuant to this Article 6 will contain commercial terms (if appropriate as to stage of development and type of patent claims, the parties shall use those terms set forth in Exhibit A), will require diligent performance by Company for the timely commercial development and marketing of the licensed Invention, and include Company’s obligation to reimburse Institution’s reasonable patent costs for all Inventions subject to the license.

6.5
Exclusivity.  Until the earlier of an Invention Election Period for a certain Invention ending without Company exercising its right to negotiate a license, or the completion of the Invention Negotiation Period for a certain Invention ending without an executed license, Institution shall not directly or indirectly, through any officer, employee, agent, representative, advisor, director or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, or furnish any information to, or participate in any negotiations with, any person, corporation, or other entity or group (other than Company and its affiliates) regarding any transaction involving such Invention or any transaction that would directly or indirectly frustrate or prevent the occurrence of the above described transaction with Company.

6.6
Right of Refusal.  If the Invention Negotiation Period for a certain Invention ends without an agreement being entered into between Institution and Company regarding such Invention, then, during the Term and for a period of twelve months thereafter, Institution hereby grants to Company a right of refusal that grants Company the right to match any definitive offer from a third party for a license under Institution’s rights in such Invention and, if Company agrees to match all financial and other material terms of such definitive offer within [***] of Institution providing such definitive offer to Company, then Institution shall proceed with such definitive offer only with Company and not any third party.

6.7
Institution’s Right to License.  In the event that Company fails to file and prosecute at least one patent application covering any Joint Invention or advises Institution in writing that it has no interest in a Joint Invention, then Institution shall have the same rights as the Company, as set forth in this Article 6 mutatis mutandis, with respect to such Joint Invention, except that Exhibit A shall not apply to such Joint Invention and Company shall share [***] in any revenues, less expenses, received by Institution derived from the Joint Invention.

7.	Inspections; Remedy.

7.1 Inspections by Governmental Authority.  If any governmental or regulatory authority conducts or gives notice to Institution of its intent to conduct an inspection or audit at Institution’s facility or to take any other regulatory action with respect to any of Institution’s activities hereunder, Institution shall promptly notify Company of such a demand or request.  Company shall have the right to consult with Institution regarding the inspection or audit by any such governmental or regulatory authority and, if permitted by law, to be present at any such inspections and to review in advance any responses to be given by Institution to such governmental or regulatory authority.  Institution agrees to promptly inform Company of the issuance of any FDA Form 483 or any equivalent regulatory action by any other regulatory authority concerning any aspect of any the Research.

7.2 Inspection by Company.  During the term of this Agreement, for the purpose of permitting a quality and compliance audit, including, without limitation, to ascertain compliance with this Agreement, Institution shall grant to authorized representatives of Company upon reasonable notice, access to facilities, personnel and records being used, or relating to, activities hereunder.  During such examination or audit, Company representatives may examine documents, facilities, records and any other relevant items relating to the Research and the procedures and methodology followed in the performance of the Research.  If any audit, inspection, or other regulatory action reveals a deficiency in Institution’s performance of the Research that causes all or any part of the Research to be invalid, Institution shall immediately repeat such Research at Institution’s sole cost.

8.	Term and Termination.

8.1 Term.  The term of this Agreement (the “Term”) commences on the Effective Date and shall continue in effect until the third anniversary of the Effective Date, unless sooner terminated in accordance with the provisions of Section 8.2.  Notwithstanding the foregoing, Company shall have the option to extend the Term for one (1) additional three (3) year term at a funding level of $[***] per year.  Any further extensions of the Term shall be at the mutual option of Company and Institution.

8.2 Termination.  Either party may terminate this Agreement for the material breach or default of any of the terms or conditions of this Agreement by the other party upon [***] written notice and opportunity to cure; and such termination shall be in addition to any other remedies that either Party may have at law or in equity.

8.3 Obligations upon Termination.  Upon expiration or termination of this Agreement, in addition to its other obligations hereunder, Institution shall return to Company all Confidential Information that was provided or generated by Company during the Term or which Company may otherwise own or control by operation of this Agreement, or destroy or completely delete such Confidential Information, at Company’s option.  With respect to each item of Confidential Information destroyed or completely deleted, such destruction or complete deletion shall be certified in writing to Company.

8.4 Effects of Termination.  Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior to the effective date of termination.  No termination of this Agreement, however effectuated, shall release the parties, the Principal Investigators, or any Lab Affiliate having access to Confidential Information from their respective rights and obligations under Article 4.

9.	Miscellaneous.

9.1 Governance.  In furtherance of the Collaboration, during the Term the Company shall have the right to receive notice of and attend meetings of the Board of Directors of the Institution.

9.2 Mutual Representations.  Each party hereto hereby represents, warrants and covenants to the other that: (a) it is a corporation duly incorporated, validly existing and in good standing; (b) it has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement, and no other corporate actions are necessary with respect thereto; (c) it is not a party to any agreement or understanding and knows of no law or regulation that would prohibit it from entering into and performing this Agreement, or that would conflict with this Agreement; (d) when executed and delivered by it, this Agreement will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with this Agreement’s terms; and (e) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for it to perform its obligations under this Agreement.

9.3 Indemnification.  Institution shall indemnify, defend and hold-harmless Company for, from and against all costs, fees (including reasonable attorney’s fees), expenses, losses and other damages arising from (a) any injury to person or damage to property caused by acts or failure to act on the part of Institution, Principal Investigators or Lab Affiliates, (b) any breach of this Agreement by Institution, Principal Investigators or Lab Affiliates, or (c) Institution’s, any Principal Investigators’ or any Lab Affiliate’s negligence or willful misconduct.  Company shall indemnify, defend and hold-harmless Institution for, from and against all costs, fees (including reasonable attorney’s fees), expenses, losses and other damages arising from (a) any injury to person or damage to property caused by Company, (b) any breach of this Agreement by Company, or (c) Company’s negligence or willful misconduct.

9.4 Insurance.  During the term of this Agreement and for [***] thereafter, Institution shall maintain insurance with a reputable insurance provider in the amount of [***], to cover its indemnification obligations hereunder.  Upon Company’s request, Institution shall provide to Company a certificate of insurance showing that such insurance is in place.  Institution shall not cancel or amend its insurance policies without Company’s prior consent.

9.5 Independent Status.  Institution shall not be considered a partner, co-venturer, agent, employee, or representative of Company by reason of this Agreement, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract or otherwise to assume any obligation in the name of or on behalf of the other party.  Institution’s employees, including the Principal Investigators and the Lab Affiliates, are not and shall not be deemed to be employees of Company, and Institution shall indemnify and hold harmless Company from all liabilities arising from any allegation or determination to the contrary.

9.6 Notices.  All notices and other communications required or permitted hereunder shall be in writing and deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail or overnight courier with tracking capabilities, as follows or as a party may otherwise notify to the other in accordance with this Section 9.6 (provided that such notice of change of address or recipient shall be deemed given only when received):

If to Company, to: OnCore Biopharma, Inc. PA Biotechnology Center of Bucks County 3805 Old Easton Road Doylestown, PA 18902 Attention: Chief Legal Officer	If to Institution: Baruch S. Blumberg Institute 3805 Old Easton Road Doylestown, PA 18902 Attention: Timothy Block, President

9.7 Assignment; No Third Party Beneficiaries.  Company may assign this Agreement without the prior written consent of Institution in the event of an acquisition or other business combination or a sale of all or substantially all of Company’s assets to which this Agreement relates.  Institution hereby acknowledges and agrees that the duties and responsibilities hereunder are of a personal nature and, therefore, neither this Agreement nor any right or obligation hereunder shall be assignable or delegable in whole or in part by Institution.  All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer on any person or entity, other than the parties or their respective successors and permitted assigns, any benefits, rights or remedies.

9.8 Construction.  This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the Commonwealth of Pennsylvania exclusive of its conflicts of laws provisions.  The failure to enforce any right or provision herein shall not constitute a waiver of that right or provision.  If any provisions herein are found to be unenforceable on the grounds that they are overly broad or in conflict with applicable laws, it is the intent of the parties that such provisions be replaced, reformed or narrowed so that their original business purpose can be accomplished to the extent permitted by law, and that the remaining provisions shall not in any way be affected or impaired thereby.

9.9 Dispute Resolution.  If a dispute arises between the parties concerning any right or duty under this Agreement, then the parties will confer, as soon as practicable, in an attempt to resolve the dispute.  If the parties are unable to resolve the dispute amicably, then the parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania with respect to all disputes arising under this Agreement.

9.10 Equitable Relief.  Institution agrees that it would be impossible or inadequate to measure and calculate Company’s damages from any breach of the covenants set forth in Articles 4 and 5, and that a breach of such covenants could cause serious and irreparable injury to Company.  Accordingly, Company shall have available, in addition to any other right or remedy available to it, the right to obtain an injunction from a court of competent jurisdiction restraining such a breach (or threatened breach) and to specific performance of any such Section.

9.11 Entire Agreement, Amendment and Waiver.  This Agreement contains the entire understandings of the parties and supersedes all previous agreements (oral and written), negotiations and discussions with respect to the subject matter herein.  The parties may modify any of the provisions hereof only by an instrument in writing duly executed by the parties.  No waiver of any rights under this Agreement shall be effective unless in writing signed by the party to be charged.

9.12 Severability.  In the event of the invalidity of any provisions of this Agreement containing any gaps, the parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement.  The parties will replace an invalid provision or fill any gaps with valid provisions, which most closely approximate the purpose and economic effect of the invalid provision or, in the case of a gap, the parties’ presumable intentions.

9.13 Further Assurances.  Each party shall, as and when reasonably requested by the other party, do all acts and execute all documents as may be reasonably necessary to give effect to the provisions of this Agreement.

9.14 Interpretation.  The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.  This Agreement shall be construed as if both parties drafted it jointly, and shall not be construed against either party as principal drafter.

9.15 Counterparts.  This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the Effective Date.

ONCORE BIOPHARMA, INC	BARUCH S. BLUMBERG INSTITUTE
/s/ Michael J. Sofia	/s/ Timothy Block
Authorized Signature	Authorized Signature
Name: Michael J. Sofia, Ph.D. Title: CSO and Head of R&D	Name: Timothy Block, Ph.D. Title: President
Date: 10/29/2014	Date: 10/29/2014

EXHIBIT A
LICENSE TERMS

Compound Series with Composition of Matter Claims:

•	Upfront Payment: $100,000 upon execution of a License Agreement.

•	Development Milestone Payments:

MILESTONE	PAYMENT
Nomination of pre-clinical candidate	$[***]
File IND in the US (or equivalent in a major market)	$[***]
Positive data from a phase 1b POC clinical trial in infected patients	$[***]
Enrollment of the first patient in the first Phase 2 trial that enables Phase 3	$[***]
Enrollment of the first patient in the first Phase 3 clinical trial	$[***]
File NDA or equivalent in a major market	$[***]
Approval of NDA or equivalent in a major market	$[***]

•	Sales Performance Milestone Payments:

Sales Performance Milestones	Payment	Payable
Cumulative Worldwide Net Sales ≥ $[***]	$[***]	Upon achievement
Cumulative Worldwide Net Sales ≥ $[***]	$[***]	Upon achievement, but no sooner than 1st day of a new fiscal year after payment of 1st sales performance milestone
Cumulative Worldwide Net Sales ≥ $[***]	$[***]	Upon achievement, but no sooner than 1st day of a new fiscal year after payment of 2nd sales performance milestone
Cumulative Worldwide Net Sales ≥ $[***]	$[***]	Upon achievement, but no sooner than 1st day of a new fiscal year after payment of 3rd sales performance milestone

•	Royalty Payment: [***]% on Net Sales

Method of Use Patent Only:

•	Development Milestone Payments:

MILESTONE	PAYMENT
File NDA or equivalent in a major market	$[***]
Approval of NDA or equivalent in a major market	$[***]

•	Royalty Payment: [***]% on Net Sales